EXHIBIT 99.1

USA Equities Corp (USAQ) Announces Newest Advisory Board Members in First Quarter 2021

WEST PALM BEACH, FL – (February 17, 2021) – USA EQUITIES CORP. (OTCQB: USAQ) (the “Company,” “we,” or “our”) is focused on enabling primary care physicians (PCP’s) to increase their revenues by providing them with relevant, value-based tools to evaluate and treat chronic disease through reimbursable procedures. The Company announced today its newest appointments to the medical and scientific advisory board. Joining the team of leading researchers and medical experts is Björn Herman, MD, FACS, who serves as the Assistant Professor of Otolaryngology at the University of Miami Miller School of Medicine; Frank Lichtenberger, MD, Ph.D., Board Certified Internist, and Allergy Immunologist; Juan Escobar, MD. Internal Medicine; and Fredric W. Pullen, II MD, FACS, Professor, vol., Otolaryngology, at the University of Miami, Miller School of Medicine.

“We are very proud that three of our new Medical Advisory Board members are also current clients” states Troy Grogan, President, and CEO at USA Equities Corp.

USAQ is led by a group of concerned doctors, academics, health professionals, informatics, and information technology professionals, with a shared goal of seeing individuals take control of their health through physician-directed digital medicine and innovative, AI-enhanced, preventive health technologies that streamline the care process. We are a medical device technology company focused on enabling primary care physicians (PCP’s) to increase their revenues by providing them with relevant, value-based tools to evaluate and treat chronic disease through reimbursable point of care and SaaS procedures.

Our first addition is Björn Herman, MD, FACS, who serves as the Assistant Professor of Otolaryngology at the University of Miami Miller School of Medicine. Dr. Herman graduated from Yale University before receiving his M.D. from Columbia University College of Physicians and Surgeons. He then completed his Otolaryngology residency at Jackson Memorial Hospital and the University of Miami. After residency, Dr. Herman spent three years in Ohio. He worked for Holzer Health System and was an Adjunct Assistant Professor in the Department of Otolaryngology at the Ohio State University. He returned to the University of Miami as a general otolaryngologist with a special interest in endoscopic sinus surgery in 2015, helping develop the university’s satellite clinics in Palm Beach County, and developing the Department of Otolaryngology’s allergy program. Dr. Herman has published many journals articles throughout his career, including publications in Otolaryngology-Head and Neck Surgery, the International Journal of Pediatric Otorhinolaryngology, the Annals of Otology, Rhinology, and Laryngology, the Journal of the Society of Endoscopic and Laparoscopic Surgeons, the American Journal of Surgery, and the World Journal of Surgery.

Next, we’re proud to announce the addition of Frank Lichtenberger, MD, Ph.D., Board Certified Internist, and Allergy Immunologist. Dr. Lichtenberger has been practicing in North Carolina since he finished his Fellowship training at the National Institutes of Health. He is recognized by his peers and industry as an expert and thought leader in the conditions of Primary Immunodeficiency, Hereditary Angioedema, and Mast Cell Disorders. He has an independent grant to study mast cell-related inflammation markers and is active in internationally sponsored clinical trials. His wife and two young children keep him busy, but he stays active with his indoor hydroponic gardening hobbies. Industry and oversight monitoring show that he is ranked #1 in North Carolina amongst Allergy/Immunology practitioners for care complexity.

Juan Escobar, MD. is an avid user of the Company’s allergy testing and treatment products, he is an internal medicine specialist who practices in Florida’s Treasure Coast area. Dr. Escobar completed his residency and training at the North Shore Medical Center, located on the North Shore of Boston, MA - the second largest community hospital system in Massachusetts. Dr. Escobar has more than 25 years practicing internal medicine in a clinical setting and is interested in anti-aging medicine. Dr. Escobar is a member of the American Academy of Anti-Aging Medicine, where he completed a fellowship in anti-aging medicine and nutrition. “I am constantly looking for innovation and ‘what’s next’ in healthcare and that’s why I’m joining Troy Grogan and his team at USAQ,” said Dr. Escobar. He also served as a Medical Director at NeuroTechnology, which worked with individuals, assisting the development of optimal brain states, a technology used to help Olympic athletes, celebrities, and individuals who want to improve memory, capacity for achievement, and a more balanced lifestyle. He believes strongly in innovation within medical practices and equipping physicians with the additional tools to transform their practices.

Finally, we’re proud to announce the addition of Fredric W. Pullen, II MD, FACS, Professor, vol., Otolaryngology, at the University of Miami, Miller School of Medicine. Dr. Pullen studied bacteriology at the University of Michigan and received his Doctor of Medicine at the University of Michigan Medical School, where he published his first of many peer-reviewed scientific articles and several books. He continued his studies at Harvard Medical School and the Massachusetts Eye and Ear Infirmary/Massachusetts General Hospital in Boston, in Otorhinolaryngology. Dr. Pullen served in the United States Air Force as an ear, nose, and throat specialist and vice commander of the 7272 USAF Hospital, obtaining the Major’s rank. After his service, he returned to academic medicine at the University of Miami, becoming a clinical professor in the Otolaryngology department and a consultant to the Air Force Surgeon General. He began treatment of allergic disease using skin testing and oral and subcutaneous immunotherapy in his private practice. Dr. Pullen was a founder of Interactive Telemedicine Systems, The Hearing, Education and Research Foundation (HEAR), American Educational Designers (First use of Videotape teaching in medicine), Chief editor of Video-digest, The National Hearing Conservation Association, and Allertemp, providing allergy services to physicians offices throughout south Florida. Dr. Pullen is currently a Fellow with several leading medical organizations: American College of Surgeons, American Academy of Facial Plastic and Reconstructive Surgery (emeritus), American Academy of Otolaryngology-Head and Neck Surgery, American Laryngological, Rhinological and Otological Society, American Neurotology Society, Past President He is a member of other prestigious and respected medical organizations, including the American Academy of Otolaryngic Allergy, and the American Medical Association. Dr. Pullen is also a recipient of the Honor Award from the American Academy of Otolaryngology.

About USA Equities Corp (OTCQB: USAQ)

On December 20, 2019 USA Equities Corp completed a share exchange whereby it acquired Medical Practice Income, Inc. (MPI). The Company is focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow the general practice physician to increase his revenues by cost effectively diagnosing and treating chronic diseases generally referred to specialists. The Company’s products and information service portfolio are directed towards prevention, early detection, management, and reversal of cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address todays obese, diabetic and cardiovascular disease population. The Company is located in West Palm Beach, Florida. For more information, visit www.USAQCorp.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:
Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM